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                                                                  EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Security Dynamics Technologies, Inc. (the "Company") on Form S-8 of our reports dated January 22, 1996 (which reports express an unqualified opinion and include an explanatory paragraph referring to a change in the Company's method of accounting for income taxes in 1993), appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 1995.



/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Boston, Massachusetts
July 26, 1996